SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported
June 15, 2011

Environmental Tectonics Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania
(State or other jurisdiction of incorporation of organization)

1-10655	23-1714256
(Commission File Number)	(IRS Employer Identification Number)

County Line Industrial Park
Southampton, Pennsylvania	18966
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (215) 355-9100

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 8, 2011, Duane D. Deaner will resign his position as Chief Financial Officer of Environmental Tectonics Corporation (the “Company”).

Robert L. Laurent, Jr., age 56, currently the Company’s Controller, has been selected to succeed Mr. Deaner as the Company’s Chief Financial Officer, effective upon Mr. Deaner’s resignation.

From 1987 to 2008, Mr. Laurent was with Fedders Corporation where he served as Executive Vice President and Chief Financial Officer from 1987 to 1998 and from 2004 to 2008.  From 1998 to 2004, Mr. Laurent served as Executive Vice President – Acquisitions and Alliances.  Mr. Laurent was a private consultant from 2008 through 2010.  Mr. Laurent has a B.S. in accounting from Villanova University.

Upon his appointment to Chief Financial Officer on July 8, 2011, Mr. Laurent will receive an initial annual base salary of $120,000, an initial target annual performance bonus amount, based on certain bonus objectives, of up to 50% of base salary, and an award of 10,000 stock options for the Company’s Common Stock.  The exercise price for the stock options will be the closing price on the date of the award and the options will vest annually, in one-third increments, over a period of three years.  Mr. Laurent will participate in all the Company’s standard benefit programs applicable to all Company full-time employees (i.e., medical, dental, life, short-term disability, 401(k) and other coverages).

Following his resignation, Mr. Deaner will remain employed by the Company, on a part-time basis, in an advisory role to the Company.

A copy of the press release of the Company announcing Mr. Deaner’s resignation and Mr. Laurent’s appointment is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

     (d) Exhibits.

The following exhibits are furnished or filed in accordance with Item 601 of Regulation S-K:

99.1	Press Release of the Company announcing the resignation of Duane D. Deaner as Chief Financial Officer and the appointment of Robert L. Laurent, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENVIRONMENTAL TECTONICS CORPORATION
Registrant

Date: June 15, 2011	By:	/s/ William F. Mitchell, Sr.
William F. Mithcell, Sr.
Chief Executive Officer